Exhibit 99.1

Atlas Crest Investment Corp. II to Hold Special Meeting of Stockholders

to Obtain Approval to Terminate Before Year-End

NEW YORK, New York, November 16, 2022 - Atlas Crest Investment Corp. II (NYSE: ACII.U, ACII) (the “Company”) will be holding a Special Meeting of stockholders on December 1, 2022, at 10:30 a.m., Eastern Time, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, 50th Floor, New York, New York 10022 (the “Special Meeting”). At this Special Meeting, stockholders will be asked to vote on, among other matters, a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter”), which would, if implemented, allow the Company to redeem all of its outstanding public shares prior to December 30, 2022, in advance of the automatic termination date of February 8, 2023 (such earlier termination date, the “early termination date”).

If approved by stockholders at the Special Meeting, the Board of Directors of the Company expects to file the amendment to the Charter on December 1, 2022 and establish December 1, 2022 as the early termination date. If the amendment to the Charter is implemented following stockholder approval, the last day of trading of the Company’s public shares and units on the New York Stock Exchange will be December 1, 2022.

Pursuant to the Company’s Charter, a public stockholder may request that the Company redeem all or a portion of such stockholder’s public shares for cash if the proposed amendment to the Charter is approved and the Charter is amended (a “voluntary redemption”). If the amendment to the Charter is implemented on December 1, 2022, the Company expects to complete such voluntary redemption on or about December 2, 2022. Moreover, because the Company will not be able to complete an initial business combination by the early termination date, the Company will be obligated to redeem the remaining public shares as promptly as possible, but not more than ten business days after the early termination date (a “mandatory redemption”). If the amendment to the Charter is implemented following stockholder approval, the Company expects to complete the mandatory redemption on or about December 6, 2022.

For more information, please see the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 10, 2022.

Specific procedures regarding redemptions can be found in the definitive proxy statement. Holders of the Company’s units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless at the early termination date if the amendment to the Charter is approved by stockholders and implemented. Stockholders are encouraged to contact their brokerage firm or bank or the Company’s transfer agent for additional information regarding redemption procedures.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early termination of the Company, anticipated redemptions, liquidation and dissolution. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the receipt of the requisite stockholder approval to effect the proposed amendment to the Charter. These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Additional Information

On November 10, 2022, the Company filed a definitive proxy statement with the SEC in connection with its solicitation of proxies for the Special Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov. Copies will also be available free of charge to the public on, or accessible through, the Company’s corporate website under the heading “SEC Filings” at www.acii.atlascrestcorp.com.

Participants in the Solicitation

The Company, Atlas Crest Investment II LLC, their respective directors and officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Special Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

About Atlas Crest Investment Corp. II

Atlas Crest Investment Corp. II is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. The Company is sponsored by an affiliate of Moelis & Company, a leading global financial advisor to corporate executives, boards, entrepreneurs, financial sponsors and governments. The management team is led by Ken Moelis, as Chairman, and Michael Spellacy, as Chief Executive Officer, both of whom have had careers centered around identifying, evaluating and implementing organic and inorganic transformational growth and value creation initiatives across a broad range of industries.

PR Contact

Alyssa Castelli

Atlas Crest Investment Corp. II

T: +1 212 883 3802

alyssa@atlascrestcorp.com

Nicholas Nickerson

Atlas Crest Investment Corp. II

nick@atlascrestcorp.com

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